EXHIBIT 3(i).2
                           CERTIFICATE OF AMENDMENT TO
                           CERTIFICATE OF DESIGNATION
                                       OF
                     SERIES D 6% CONVERTIBLE PREFERRED STOCK
                                       OF
                                  EQUITEX, INC.

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                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
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         The undersigned, being the Corporate Secretary of Equitex, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "CORPORATION") does hereby certify that: (i) on April 30, 1999, the Corporation filed with the Delaware Secretary of State a Certificate of Designation of Series D 6% Convertible Preferred Stock (the "Original CERTIFICATE OF DESIGNATION"), (ii) the Board of Directors of the Corporation has adopted a resolution to amend the Original Certificate of Designation as set forth in this Certificate and (iii) the sole stockholder holding all of the issued and outstanding shares of Series D 6% Convertible Preferred Stock has approved, by written consent, the amendments to the Original Certificate of Designation as set forth in this Certificate.

         Therefore the Original Certificate of Designation is hereby amended as follows:

          1. Section 6.9 of said Certificate of Designation shall be amended so that, as amended, said Section 6.9 shall be and read as follows:

          SECTION 6.9 MANDATORY CONVERSION

          On the fourth anniversary of the date of this Agreement (the "MANDATORY CONVERSION DATE"), the Corporation shall convert all Series D Preferred Stock outstanding at the Conversion Price.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officers on November 5, 2002.

                              Equitex, Inc.


                              By: /S/ THOMAS B. OLSON
                                  --------------------------------------------
                              Name: Thomas B. Olson
                              Title: Corporate Secretary